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                                                                    EXHIBIT 10.9

                             EMPLOYMENT AGREEMENT
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          THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into on this 22nd day of May, 1997, by and between Bank of the Ozarks, Inc. (formerly Ozark Bankshares, Inc.), an Arkansas corporation (the "Corporation"), and George
G. Gleason, II, an individual and resident of Arkansas ("Gleason").

                              W I T N E S S E T H:

          WHEREAS, the Corporation is currently contemplating a proposed initial public offering of its Common Stock (the "Public Offering");

          WHEREAS, the Board of Directors of the Corporation believes that the future services of Gleason will be of great value to the Corporation and, by this Agreement, proposes to ensure his continued employment for a certain period after the Public Offering;

          WHEREAS, Gleason hereby expresses his willingness to continue in the employment of the Corporation as is hereby provided;

          NOW, THEREFORE, in consideration of the premises, the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          1.  Period of Active Employment.  Gleason shall continue in the active
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employment of the Corporation commencing on the date of the effective date of the Public Offering and ending on December 31, 2000 (the "Term").

          2.  Duties.  During the period of this contract, and subject to the
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limitations hereinafter expressed, Gleason agrees to serve the Corporation faithfully and to the best of his ability, under the direction of the Board of Directors of the Corporation, devoting his time, energy and skill to the management of the Corporation's business.

          3.  Compensation.  The Corporation agrees to pay to Gleason during the
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period of his active employment, as defined in Section 1 above, as base salary for his full time services:

              (a) The sum of Three Hundred Eighteen Thousand Dollars ($318,000) per annum, with such base salary to be prorated for the portion of the 1997 calendar year within the Term and to be payable in semi-monthly installments. The base salary shall be increased (but not decreased) commencing on January 1, 1998 and annually thereafter by the same percentage as the percentage increase, if any, in the Consumer Price Index for the twelve months ending on the preceding October 31st. As used herein, the term "Consumer Price Index" means the Consumer Price Index for All Urban Consumers (CPI-U), All Items, U.S. Average (1982-84=100), which is now compiled with the U.S. Department of Labor, and shall mean and include such other index or statistics as may succeed it, as adjusted to account for any change in the standard reference base year.
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          (b)  A bonus for each fiscal year of the Corporation, commencing with the fiscal year ended December 31, 1997, in an aggregate amount equal to 1% of the Corporation's Net Income (on a consolidated basis) for the fiscal year. As used herein, the term "Net Income" means, for a fiscal year, the Corporation's income after federal and state income taxes. Each bonus shall be payable to Gleason no later than the end of the first quarter of the succeeding fiscal year.

Additional equity based compensation may be paid Gleason from time to time by majority vote of the Compensation Committee of the Board of Directors of the Corporation, with members of the Gleason family or any other interested director abstaining.

     4.   Restrictive Covenant.  Gleason expressly agrees, as a condition to the
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performance by the Corporation of its obligations hereunder, that during the term of this Agreement he will not, directly or indirectly, enter into or in any manner take part in any business competitive with any business of the Corporation, without the prior written consent of the Corporation.

     5.   Prohibition Against Assignment.  Gleason shall have no right to
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commute, encumber or dispose of the right to receive payments hereunder, which payments and the right thereto are expressly declared to be non-assignable and non-transferable and, in the event of any attempted assignment or transfer, the Corporation shall have no further liability hereunder.

     6.   Reorganization.  The Corporation shall not merge or consolidate with
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any other organization or organizations until such organization or organizations expressly assume the duties of the Corporation herein set forth.

     7.   Independence of Other Agreements.  This Agreement is hereby declared
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to be independent all other benefits and retirement or deferred compensation plans now or hereafter adopted by the Corporation, including the ESOP and 401(K) plan currently existing, and shall not, unless mutually agreed upon in writing, be supplanted or replaced by any other such plan or agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement in duplicate original the day and year first above recited.

ATTEST:                             BANK OF THE OZARKS, INC.



/s/ Donna Quandt                    By: /s/ Mark Ross
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Donna Quandt, Secretary                Mark Ross, President


                                    /s/ George G. Gleason, II
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                                    George G. Gleason, II



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